UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report: February 25, 2008
(Date of earliest event reported)

SciClone Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19825	94-3116852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

950 Tower Lane, Suite 900, Foster City, CA	94404
(Address of principal executive offices)	(Zip Code)

650.358.3456
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2008, SciClone Pharmaceuticals, Inc., a Delaware corporation (the “Company”) entered into a Change in Control Agreement with Cynthia Tuthill, Ph.D., Senior Vice President, Scientific Affairs and Chief Scientific Officer (the “Change in Control Agreement”).  Pursuant to the Change in Control Agreement, in the event Dr. Tuthill is involuntarily terminated within one year following a change in control of the Company (as defined in such agreement), she will be entitled to severance pay equal to seventy-five percent (75%) of her annual base salary as in effect at the time of such termination, the immediate vesting of any then-unvested portion of her options to purchase shares of Common Stock of the Company and certain health care benefits. If Dr. Tuthill voluntarily resigns or is terminated for cause, she will not be entitled to any severance pay or benefits under the Change in Control Agreement.

The foregoing description of the terms and conditions of the Change in Control Agreement is qualified in its entirety by the actual terms and conditions of the Change in Control Agreement as attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
None
(b) Pro forma financial information:
None
(c) Shell company transactions:
None
(d) Exhibits

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Change in Control Agreement between SciClone Pharmaceuticals, Inc. and Cynthia W. Tuthill, Ph.D. dated and effective as of February 21, 2008.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2008	SCICLONE PHARMACEUTICALS, INC.

	By:	/s/ Richard Waldron
Richard Waldron
Executive Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Change in Control Agreement between SciClone Pharmaceuticals, Inc. and Cynthia W. Tuthill, Ph.D. dated and effective as of February 21, 2008.